Exhibit 5 Application

Massachusetts Mutual Life Insurance Company 1295 State Street Springfield, MA 01111-0001	Send Forms To:
MassMutual Annuity Service Center Hub PO Box 9067 Springfield, MA 01102-9067

☐ Check here if Purchase Payment is enclosed

Variable Annuity Application – Evolution	Contract # ______________________
Please refer to the prospectus for detailed information.	(For Home Office use only.)

1.      Contract Owner/Annuitant Information    Note: Contract Owner must be same as Annuitant for all types of IRA’s. If Contract Owner is a corporation, we require a copy of the corporate resolution. If Contract Owner is a trust, we require a Certification of Trust Agreement (form F6734).

☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Address (No., Street)			Birth Date (mm/dd/yyyy)
Address (City, State, Zip)	State Where Employed:		Gender: ☐ Male ☐ Female
Telephone Number (including area code)	E-Mail Address

2. Joint Contract Owner Information — Joint ownership is only allowed on non-qualified contracts. Unless otherwise specified, both signatures will be required for all Contract Owner Transactions.
☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Address (No., Street)			Birth Date (mm/dd/yyyy)
Address (City, State, Zip)			Gender: ☐ Male ☐ Female
Telephone Number (including area code)	E-Mail Address

3. Annuitant Information — If different from Contract Owner named in section 1.
☐ Mr ☐ Mrs ☐ Ms ☐ Dr	Name (First, MI, Last)	Suffix	Tax I.D./Social Security #
Address (No., Street)			Birth Date (mm/dd/yyyy)
Address (City, State, Zip)	State Where Employed:		Gender: ☐ Male ☐ Female
Telephone Number (including area code)	E-Mail Address

4. Beneficiary Information — Primary Beneficiary — In the event of the death of a Joint Contract Owner, the surviving joint owner shall become the Primary Beneficiary.

Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured	% of Proceeds

Contingent Beneficiary
Beneficiary Name	Date Of Birth	Social Security Number	Relationship To Insured	% of Proceeds

TMLS-EVa.2	Page 1 of 3	[F9291 907]

Exhibit 5 Application

5. New Contract Type — Select one.
Non-Qualified:	☐ Non-Qualified	☐ Custodial IRA (Submit Custodial IRA Disclosure Form (F6935))
☐ Non-Qualified Deferred Compensation Plan (Non 457 Plans)
Qualified:	☐ IRA	☐ Roth IRA	☐ SEP IRA	☐ SIMPLE IRA
☐ Non-ERISA TSA (external 90-24 transfers only; salary reduction contributions, hardship withdrawals and loans are not allowed.)
	Qualified Plan:	☐ 401(k)	☐ Pension Plan	☐ Keogh (HR10)
	☐ Profit Sharing Plan	☐ Money Purchase Pension Plan		☐ Target Benefit Plan

6. Source of Funds to be Invested — Complete form F6628 for Company to Company Transfer/Rollover of Assets
☐ Current Income/Personal Saving ☐ Non-Qualified Deferred Compensation ☐ IRA ☐ Governmental 457 Deferred Comp ☐ Money Purchase Pension Plan ☐ TSA ☐ Roth IRA (__________mm/dd/yyyy)*	☐ Non-Qualified Contract ☐ Custodial IRA ☐ SEP IRA ☐ Profit Sharing Plan ☐ Keogh (HR10) ☐ Target Benefit Plan	☐ CD/Mutual Fund ☐ Trust Funds ☐ SIMPLE IRA ☐ 401(k) ☐ Pension Plan ☐ Texas ORP
*For Roth IRA’s, please indicate the date that the Roth was established.

7. Initial Purchase Payment(s)
Amount $	(Please estimate for transfers. All transfer amounts should be included. Complete form F6628 for each separate transfer.)
Tax Year (For IRA contributions only)	(If no tax year is entered, the current calendar year will be used.)

8. Optional Riders (Age refers to age nearest birthday. For a Joint Contract Owner, Age refers to the oldest Contract Owner.)

If you choose to elect one of these options, you must do so at time of application. Selection of an optional rider requires participation in an asset allocation program sponsored by the Company. If you select Guaranteed Minimum Income Benefit (GMIB) or Guaranteed Minimum Accumulation Benefit (GMAB), you will pay an additional charge. You may select only one of these options.

☐  None (default option if no selection is made)

☐  [MassMutual Guaranteed Income Plus 5 (5% GMIB)] - Not available for election or reset on or after Annuitant Age [76]

☐  [MassMutual Guaranteed Income Plus 6 (6% GMIB)] - Not available for election or reset on or after Annuitant Age [76]

Both GMIB benefits terminate upon the Contract Anniversary following the Annuitant’s Age [85]. The GMIB has limited usefulness in connection with tax-qualified contracts due to the IRS minimum distribution requirements. Consult with your tax advisor.

☐  GMAB – 10 Year (with reset option) - Not available for election or reset on or after Age 90.

☐  GMAB – 20 Year - Not available for election on or after Age 80.

9. Death Benefit Election

You must elect your Death Benefit at time of application and cannot change your choice once you elect it. Certain age restrictions may impact your benefit.

☐   Basic Death Benefit (default option) – If age [76] or older at Contract Issue, the Death Benefit will be the current Contract Value.

☐   Annual Ratchet Death Benefit*

* If you select the Annual Ratchet Death Benefit, you will pay an additional charge.

10. Annuity Date
______ /_________/ ______ Month Day (1-28) Year	If no election is made, the Annuity Date will be the earlier of the Annuitant’s 100th birthday or the maximum date permitted under state law.

11. Required Replacement Questions (This section must be completed. Applications that do not contain this information will not be accepted.)
• Have you purchased another annuity from Massachusetts Mutual Life Insurance Company or its affiliates or subsidiaries in the past 12 months?	☐ Yes ☐ No
• Will the annuity applied for replace or change any existing individual or group life insurance or annuity?	☐ Yes* ☐ No
*If answering “yes”, please complete applicable replacement forms.

12. Miscellaneous Instructions/Comments

TMLS-EVa.2	Page 2 of 3	[F9291 907]

Exhibit 5 Application

Contract #
(For Home Office use only.)

Allocation Options

*	If you have elected GMIB or GMAB you must allocate 100% of your initial purchase payment in an asset allocation program by selecting either a Directed Asset Allocation Model or the Custom Allocation Choice, otherwise the models and Custom Allocation Choice are optional.

*	If you are electing a Directed Asset Allocation Model, only complete section 1A1 then go to section 13.

*	If you are electing the Custom Allocation Choice, complete section 1A2 and 2A then go to section 13.

*	If you are not electing an asset allocation program, skip section 1A and complete section 2A and/or 3A.

1A. Asset Allocation Programs (You may not participate in an asset allocation program if you are participating in the DCA Fixed Account or any other scheduled transfer program offered by the Company.)
1. Directed Asset Allocation Model

•   If participating in an asset allocation program, the Contract Value will automatically be rebalanced to the chosen Asset Allocation Model each calendar quarter.

•   You may not select Model E if you have elected Guaranteed Income Plus 6.

•   Select one of the following (these are listed in order from low risk to high risk with Asset Allocation Model A being the lowest risk. See Prospectus for more details.)

Directed Asset Allocation Models:

☐   Model A                       ☐ Model B                      ☐ Model C                      ☐ Model D                      ☐ Model E

2. Custom Allocation Choice
☐ Custom Allocation Choice

• Select a rebalancing frequency:	☐ Quarterly (default option if no selection is made)
☐ Semi-Annually
☐ Annually

• Select funds from section 14 according to the following asset class minimums and maximums:

Fixed Income	0% to 60% of assets
Fixed Income (If Guaranteed Income Plus 6 is elected)	20% to 60% of assets
Asset Allocation/Balanced Funds & Large Cap Value Funds	15% to 25% of assets
Large Cap Blend & Growth Funds	15% to 25% of assets
Small/Mid Cap Value Funds	5% to 10% of assets
Small/Mid Cap Blend & Growth Funds	0 to 10% of assets
International/Global Funds	5% to 20% of assets
Sector/Specialty A Funds	0 to 5% of assets
Sector/Specialty B Funds	0 to 5% of assets

• No more than 25% may be allocated to any one fund.

Addendum Page 1A of 5	F9291 907

Exhibit 5 Application

2A. Investment Allocation Of Initial And Future Purchase Payments (Excluding The DCA Fixed Account).

•   If not electing a Director Asset Allocation Model, indicate how Purchase Payment(s) will be allocated to the investment choice(s) below.

•   Use whole percentages only. This section must total 100%.

•   If any portion of the initial Purchase Payment will be allocated to the DCA Fixed Account:

•      Complete section 2A for initial and future Purchase Payment allocations.

•      Complete section 3A to indicate percentage of allocation and select the 6 or 12 month DCA duration.

•      If DCA Fixed Account allocations are different from future Purchase Payment allocations, select your investment choices in section 3A.

Please allocate % of my initial Purchase Payment to the allocations below.

Fund Name (Fund Number)	Allocation %	Fund Name (Fund Number)	Allocation %
Fixed Account (601) — Not available for Optional Programs,		Small/Mid Cap Value Funds:
GMIB or GMAB.	%	MML American Century Mid Cap Value (611)%
Short-Term/Stable Value — Not available for Custom		MML Goldman Sachs Small Cap Value (617)%
Allocation Choice		Small/Mid Cap Blend & Growth Funds:
Oppenheimer Money (640)%		Small/Mid Cap Blend:
Fixed Income Funds:		MML Oppenheimer Small Cap Equity (633)%
MML Babson Inflation Protected Bond (631)%		MML Oppenheimer Small Company Opps (634)%
MML Babson Managed Bond (632)%		MML Small Cap Index (645)%
Oppenheimer Strategic Bond (642)%		Small/Mid Cap Growth Funds:
Asset Allocation/Balanced & Large Cap Value Funds:		MML T. Rowe Price Mid Cap Growth (655)%
Asset Allocation/Balanced Funds:		MML W&R/Wellington Small Cap Growth
MML Babson Blend (627)%		Equity (650)%
MML Capital Guardian Asset Allocation (612)%		Oppenheimer MidCap (635)%
Oppenheimer Balanced (641)%		International/Global Funds:
Large Cap Value Funds:		MML Neuberger Berman Global (624)%
MML American Century Income & Growth (610)%		MML Templeton Foreign (618)%
MML Davis Large Cap Value (652)%		Oppenheimer Global Securities (637)%
MML Oppenheimer/Bernstein Equity (629)%		Oppenheimer International Growth (643)%
MML T. Rowe Price Equity Income (647)%		Sector/Specialty A Funds:
Large Cap Blend & Growth Funds:		MML Emerging Growth (651)%
Large Cap Blend Funds:		MML OTC 100 (648)%
MML Babson Enhanced Index Core Equity (628)%		AIM V.I. Global Health Care (620)%
MML Capital Guardian Growth & Income (613)%		AIM V.I. Technology (621)%
MML Equity Index (630)%		PIMCO CommodityRealReturn Strategy (654)%
Fidelity® VIP Contrafund® (615)%		Sector/Specialty B Funds:
Oppenheimer Main Street (639)%		AIM V.I. Financial Services (619)%
Large Cap Growth Funds:		ING VP Real Estate (653)%
MML AllianceBernstein Large Cap Growth (616)%		Oppenheimer High Income (638)%
MML GMO Growth Equity (649)%		Total:	100%
MML Legg Mason Concentrated Growth (623)%
MML T. Rowe Price Blue Chip Growth (646)%
Oppenheimer Capital Appreciation (636)%

Certain investment choices may not be available in all states.

Addendum Page 2A of 5	F9291 907

Exhibit 5 Application

**You may not elect the program on this page if you are participating in

GMIB, GMAB or an asset allocation program.**

3A. ■ Check here to participate in Dollar Cost Averaging (DCA) Fixed Account — Also complete section 2A

The DCA Fixed Account Program transfers assets systematically, on a monthly basis, from the DCA Fixed Account selected below to the investment choice(s) selected in section 2A.

•   The DCA Fixed Account is for new Purchase Payments only. No transfers are allowed from another account or investment choice.

•   Minimum $5,000 Purchase Payment.

•   Only one DCA Fixed Account may be active at any one time.

•   The first transfer will occur 5 business days following receipt of this form and payment to a DCA Fixed account.

Please allocate         %* of my initial Purchase Payment to the following DCA Fixed Account (Select only one):

☐ 6 Month DCA Fixed Account (603)                ☐ 12 Month DCA Fixed Account (604)

Unless otherwise specified in the lines below, the DCA Fixed Account program will be allocated according to the allocations in the Investment Allocation section 2A.

* If less than 100%, the remaining percentage will be allocated to the investment choice(s) selected in 2A.

Fund Name (Fund Number)	Allocation %	Fund Name (Fund Number)	Allocation %
Short-Term/Stable Value		Small/Mid Cap Value Funds:
Oppenheimer Money (640)%		MML American Century Mid Cap Value (611)%
Fixed Income Funds:		MML Goldman Sachs Small Cap Value (617)%
MML Babson Inflation Protected Bond (631)%		Small/Mid Cap Blend & Growth Funds:
MML Babson Managed Bond (632)%		Small/Mid Cap Blend:
Oppenheimer Strategic Bond (642)%		MML Oppenheimer Small Cap Equity (633)%
Asset Allocation/Balanced & Large Cap Value Funds:		MML Oppenheimer Small Company Opps (634)%
Asset Allocation/Balanced Funds:		MML Small Cap Index (645)%
MML Babson Blend (627)%		Small/Mid Cap Growth Funds:
MML Capital Guardian Asset Allocation (612)%		MML T. Rowe Price Mid Cap Growth (655)%
Oppenheimer Balanced (641) Large Cap Value Funds:	%	MML W&R/Wellington Small Cap Growth Equity (650)%
MML American Century Income & Growth (610)%		Oppenheimer MidCap (635)%
MML Davis Large Cap Value (652)%		International/Global Funds:
MML Oppenheimer/Bernstein Equity (629)%		MML Neuberger Berman Global (624)%
MML T. Rowe Price Equity Income (647)%		MML Templeton Foreign (618)%
Large Cap Blend & Growth Funds:	%	Oppenheimer Global Securities (637)%
Large Cap Blend Funds:	%	Oppenheimer International Growth (643)%
MML Babson Enhanced Index Core Equity (628)%		Sector/Specialty A Funds:
MML Capital Guardian Growth & Income (613)%		MML Emerging Growth (651)%
MML Equity Index (630)%		MML OTC 100 (648)%
Fidelity® VIP Contrafund® (615)%		AIM V.I. Global Health Care (620)%
Oppenheimer Main Street (639)%		AIM V.I. Technology (621)%
Large Cap Growth Funds:		PIMCO CommodityRealReturn Strategy (654)%
MML AllianceBernstein Large Cap Growth (616)%		Sector/Specialty B Funds:
MML GMO Growth Equity (649)%		AIM V.I. Financial Services (619)%
MML Legg Mason Concentrated Growth (623)%		ING VP Real Estate (653)%
MML T. Rowe Price Blue Chip Growth (646)%		Oppenheimer High Income (638)%
Oppenheimer Capital Appreciation (636)%		Total:	100%

Certain investment choices may not be available in all states.

Addendum Page 3A of 5	F9291 907

Exhibit 5 Application

Optional Program Elections

**You may not elect any of the programs on this page if you are participating in

GMIB, GMAB or an asset allocation program.**

Select only one of the following optional programs.

4A. ■ Check here to participate in Interest Sweep – Also complete section 7a
The Interest Sweep option will automatically transfer earnings from your Contract Value in the Fixed Account to the investment choice(s) selected in section 7a.
• Minimum value of $5,000 in the Fixed Account at the time of transfer. • The Interest Sweep will begin one frequency mode from the Contract Issue Date.
Interest Sweep Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

5A. ■ Check here to participate in Dollar Cost Averaging (DCA – for Separate Account Assets only. ) – Also complete section 7a.
The Dollar Cost Averaging Program systematically transfers a set amount from the selected variable investment choice (below) to the variable investment choice(s) selected in section 7a.
• Minimum $600 in the investment choice selected from which transfers may be made. • Minimum $100 transfer per frequency. • Minimum 6 month participation.

DCA Transfer:

Make periodic transfers of $__________________ of Contract Value from ______________________________ to the destination investment choice(s) as specified in the DCA Allocation section 7a.         (Investment choice)

Please select a day between the 1st and the 28th. Begin DCA on ___________________. (mm/dd/yyyy) End on ___________ or after ___________. (mm/dd/yyyy) (# of transfers)	DCA Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually
If you select a start date that is less than 5 business days from the date this form is received at the Annuity Service Center, we may defer the first transfer for one month. If you do not select a start date, we will start the DCA Program within 5 business days from the date this completed form and payment are received at the Annuity Service Center. If no end date is selected, the program will terminate once funds are insufficient to support the transfer.
6A. ■ Check here to participate in Automatic Rebalancing – Also complete section 7a.
The Automatic Rebalancing Program allows you to automatically rebalance your Contract Value to the investment choice(s) selected in section 7a.

•   Any unscheduled transfer request will automatically terminate the Automatic Rebalancing Program.

•   Transfers will begin one frequency mode on the first business day of the month after the attainment of the program’s minimum balance.

•   Contract Value allocated to the Fixed Account is not eligible to participate in the Automatic Rebalancing Program.

•   Any request to participate in Automatic Rebalancing will begin one frequency after DCA Fixed Account, Interest Sweep, or DCA program has completed.

Automatic Rebalancing Frequency Mode: ☐ Monthly ☐ Quarterly ☐ Semi-annually ☐ Annually

Addendum Page 4A of 5	F9291 907

7A. Optional Program Fund Allocations

Unless otherwise specified in the lines below, the DCA Fixed Account program, Interest Sweep program, DCA Separate Account program and Automatic Rebalancing program will be allocated according to the allocations in the Investment Allocation section 2A.

Use whole percentages only. This section must total 100%.

Fund Name (Fund Number)	Allocation %	Fund Name (Fund Number)	Allocation %
Short-Term/Stable Value		Small/Mid Cap Value Funds:
Oppenheimer Money (640)%		MML American Century Mid Cap Value (611)%
Fixed Income Funds:		MML Goldman Sachs Small Cap Value (617)%
MML Babson Inflation Protected Bond (631)%		Small/Mid Cap Blend & Growth Funds:
MML Babson Managed Bond (632)%		Small/Mid Cap Blend:
Oppenheimer Strategic Bond (642)%		MML Oppenheimer Small Cap Equity (633)%
Asset Allocation/Balanced & Large Cap Value Funds:		MML Oppenheimer Small Company Opps (634)%
Asset Allocation/Balanced Funds:		MML Small Cap Index (645)%
MML Babson Blend (627)%		Small/Mid Cap Growth Funds:
MML Capital Guardian Asset Allocation (612)%		MML T. Rowe Price Mid Cap Growth (655)%
Oppenheimer Balanced (641) Large Cap Value Funds:	%	MML W&R/Wellington Small Cap Growth Equity (650)%
MML American Century Income & Growth (610)%		Oppenheimer MidCap (635)%
MML Davis Large Cap Value (652)%		International/Global Funds:
MML Oppenheimer/Bernstein Equity (629)%		MML Neuberger Berman Global (624)%
MML T. Rowe Price Equity Income (647)%		MML Templeton Foreign (618)%
Large Cap Blend & Growth Funds:		Oppenheimer Global Securities (637)%
Large Cap Blend Funds:		Oppenheimer International Growth (643)%
MML Babson Enhanced Index Core Equity (628)%		Sector/Specialty A Funds:
MML Capital Guardian Growth & Income (613)%		MML Emerging Growth (651)%
MML Equity Index (630)%		MML OTC 100 (648)%
Fidelity® VIP Contrafund® (615)%		AIM V.I. Global Health Care (620)%
Oppenheimer Main Street (639)%		AIM V.I. Technology (621)%
Large Cap Growth Funds:		PIMCO CommodityRealReturn Strategy (654)%
MML AllianceBernstein Large Cap Growth (616)%		Sector/Specialty B Funds:
MML GMO Growth Equity (649)%		AIM V.I. Financial Services (619)%
MML Legg Mason Concentrated Growth (623)%		ING VP Real Estate (653)%
MML T. Rowe Price Blue Chip Growth (646)%		Oppenheimer High Income (638)%
Oppenheimer Capital Appreciation (636)%		Total:	100%

Certain investment choices may not be available in all states.

Addendum Page 5A of 5	F9291 907

Exhibit 5 Application

13. Contract Owner(s) Signature

The Application: This is an application for an annuity. The Application also includes any amendments to it. I hereby represent that the above information is correct and true to the best of my knowledge and belief.

Changes and Corrections: Any change or correction of the Application will be shown on an Amendment of Application attached to the Contract. Acceptance of any contract issued will be acceptance of any change or correction of the Application made by the Company.

Special State Fraud Notices:

•      CT, GA, & NE: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud.

•      ME: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefit(s).

•      OK: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

•      WA: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

•      All other states: Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT BEING APPLIED FOR WHEN BASED ON INVESTMENT EXPERIENCE OF A VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

I acknowledge receipt of a current prospectus for the Contract. I have read the prospectus and fully understand the provisions of any optional program I have selected.

Signed at: City	State	Date (mm/dd/yyyy)
Contract Owner Signature
Joint Contract Owner Signature (if applicable)	Annuitant Signature (if different from Contract Owner)

14. NASD Registered Representative/Agent/Broker Information (This section must be completed by the Registered Representative. Applications that do not contain this information will not be accepted.)
• Will the annuity applied for replace or change any existing individual or group life insurance or annuity? If yes, I have complied with all state replacement requirements.	☐ Yes ☐ No
• Is this replacement meant to be a tax-free transfer under Section 1035?	☐ Yes ☐ No
I certify that I am NASD registered and state licensed for variable annuity contracts where this Application is written and delivered.
Firm Name
Firm Address (MMLISI Reps use agency number)
Please select one of the following commission options: ☐ Option B Plus (default option) ☐ Option B ☐ Option C

1. Signature of NASD Registered Representative	Print Name
MM ID Code	License #	% of Commission
Business Telephone # (including area code)	E-mail Address
2. Signature of Second NASD Registered Representative (if applicable)	Print Name
MM ID Code	License #	% of Commission
Business Telephone # (including area code)	E-mail Address

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